UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

The Company has entered into an Option Agreement (“Agreement”) dated April 11, 2011 with Wildhorse Copper Inc, Wildhorse Copper (AZ) Inc., Northern Tiger Resources Inc., and Timber Wolf Minerals Ltd. (the “Optionor”) respecting the assignment of up to 100% interest in approximately 1,150 acres of 56 located mining claims in New Mexico, USA. One of these located mining claims is subject to a 1% NSR capped at US $2,000,000 from commercial production from this located mining claim. The Optionor holds the located mining claims (“the Claims”) directly and indirectly through an option agreement between the Optionor and a third party (“Timber Wolf Agreement”). The Optionor hereby grants to the Company the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest in and to the Property, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, except for the Royalty. The Option shall be in good standing and exercisable by the Company by paying the following amounts on or before the dates specified in the following schedule:

i.	paying the Optionor $7,500 on signing the letter of intent (paid),

ii.

paying the Optionor $51,150 on or before the execution of this Agreement and issuing to the Optionor 500,000 common shares in the capital stock of the Company as soon as practicable following the execution of this Agreement,

iii.	issuing to the Optionor 150,000 shares in the capital stock of the Company on or before the first anniversary of this Agreement,

iv.	issuing to the Optionor 150,000 shares in the capital stock of the Company on or before the second anniversary of the Agreement, and

v.	issuing to the Optionor 200,000 shares in the capital stock of the Company on or before the third anniversary of the Agreement.

The Company shall also pay Timber Wolf the following amounts on or before the dates specified in the following schedule, with such amounts and terms as further described in the Timber Wolf Agreement:

i.	paying $3,000 on signing of this Agreement,

ii.	paying an additional $7,500 on or before the first anniversary of the Agreement,

iii.	paying an additional $10,000 on or before the second anniversary of the Agreement,

iv.	paying an additional $12,500 on or before the third anniversary of the Agreement,

v.	paying an additional $25,000 on or before the fourth anniversary of the Agreement,

vi.	paying an additional $25,000 on or before the fifth anniversary of the Agreement,

vii.	paying an additional $50,000 on or before the sixth anniversary of the Agreement,

viii.	paying an additional $200,000 on or before the seventh anniversary of the Agreement,

ix.	paying an additional $200,000 on or before the eighth anniversary of the Agreement.

During the term of the Agreement, the Company shall have the right to conduct all activities related to the mineral exploration, development and mining of the Property, subject to the terms of this Agreement.

The Company issued the units to two (2) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Option Agreement and Assignment dated April 11, 2011 (3)
10.2	Option Agreement and Assignment dated April 11, 2011
10.3	Option Agreement and Assignment dated April 11, 2011
99.1	Press Release dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2011

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director